EXHIBIT 99.14




                 CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-1, of First Leesport Bancorp, Inc., filed on or about this date, of our report dated
January 22, 1999, relating to the consolidated financial statements of Merchants of Shenandoah Ban-Corp and subsidiary for the year ended December 31, 1998, which report is included in the Annual Report on Form 10-K of First Leesport Bancorp, Inc. for the year ended December 31, 2000.




                                   /s/ STOKES & HINDS, LLC







Pittsburgh, Pennsylvania
August 22, 2001